[CELLULAR COMMUNICATIONS OF PUERTO RICO, INC. LETTERHEAD]


                                                           FOR IMMEDIATE RELEASE


                                  PRESS RELEASE

      CELLULAR COMMUNICATIONS OF PUERTO RICO, INC. ANNOUNCES TERMINATION OF EXCHANGE OFFER DATED OCTOBER 15, 1998 AND AMENDMENT OF SHAREHOLDERS' RIGHTS
     AGREEMENT INCREASING TO 18% THE ALLOWABLE OWNERSHIP INTEREST UNDER ITS
                                RIGHTS AGREEMENT


     New York, New York (November 17, 1998) - Cellular Communications of Puerto Rico, Inc. (Nasdaq: CLRP) (the "Company") announced today that due to certain factors it is terminating its offer dated October 15, 1998, as amended (the "Exchange Offer") by which it had offered to exchange $15.00 principal amount of a new issue of 15% Subordinated Notes due 2008 for each share of its Common Stock, par value $.01 per share. The Exchange Offer had been scheduled to expire on December 4, 1998.

     The Company also announced that it has amended its Shareholders' Rights Agreement in order to raise from up to 15% to up to 18% the percentage of outstanding shares of Common Stock a person may acquire prior to triggering a distribution under the Rights Agreement.



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     For further information, contact: Richard J. Lubasch, Senior Vice President
- General Counsel, or Jeffrey G. Wyman, Assistant General Counsel, both at (212) 355-3466.